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                                                                   EXHIBIT 10.2

                                Belmont Bancorp.
                            2001 STOCK OPTION PLAN


                                   ARTICLE I
                                    GENERAL

1.01  Plan Name.

     This Plan shall be known as the Belmont Bancorp. 2001 Stock Option Plan (the "Plan").

1.02  Effective Date.

     The Effective date of the Plan shall be February 20, 2001; provided, however, that if the shareholders of Belmont Bancorp. do not approve the Plan by February 20, 2002, no Options (as defined in section 1.03) granted under the Plan shall constitute Incentive Stock Options (as defined in clause (i) of paragraph 1.04(c)(2)).

1.03  Purpose.

     The Plan authorizes Belmont Bancorp. (together with its subsidiaries, the "Company") to award options ("Options") to purchase Common Stock of the Company ("Common Stock"). The purposes of this Plan are to provide a means whereby the Company may:

     closely associate the interests of directors, officers, key employees, consultants and agents of the Company with the shareholders of the Company by reinforcing the relationship between participants' rewards and shareholder gains; provide Plan participants with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; maintain competitive compensation levels; and provide an incentive to attract, retain and motivate Plan participants.

1.04  Administration.

     The Plan shall be administered under the terms of this Section 1.04.

     (a) STOCK OPTION COMMITTEE. Except as further provided in this paragraph 1.04(a), the Plan shall be administered by a Stock Option Committee ("Committee") consisting of either the full Board of Directors of the Company (the "Board of Directors") or a committee of at least two members of the Board of Directors who shall be appointed by, and serve at the pleasure of, the Board of Directors. If the Committee is composed of less than the full Board of Directors, then, unless the Board of Directors authorizes and directs otherwise, the composition of the Committee shall be controlled by the following provisions of this paragraph 1.04(a).

          (1) Each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3, as that Rule may be amended from time to time ("Rule 16b-3"), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when the Committee is acting to grant Options to those employees who are also directors or officers. Those actions which require a Committee of non-employee directors include:

               (i) selecting the directors or officers to whom Options may be granted;

               (ii) determining the timing, price, number or other terms and conditions of, or shares subject to, each Option made to an employee who is also a director or officer; and

                                       1.
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               (iii) interpreting the Plan or Option agreements with regard to
     Options granted to a director or officer.

     An officer or director who also has an employment status described in clause (i), (ii) or (iii) of paragraph 1.04(a)(2), shall also be limited to a maximum number of Options under the Plan as provided under paragraph 1.04(a)(3).

          (2) Each member of the Committee must be an "outside director" within the meaning of Treasury Regulation Sect. 1.162-27(e)(3), as that Regulation may be amended from time to time (the "Regulation"), under the Internal Revenue Code of 1986, as amended (the "Code"), when the Committee is acting to grant Options to an individual who has the following employment status with the Company:

               (i) the chief executive officer of the Company or an individual acting in that capacity;

               (ii) one of the four highest compensated officers (other than the chief executive officer) of the Company; or

               (iii) an individual reasonably deemed likely, in the judgment of the Board of Directors or the Committee, to become an employee described in clause (i) or (ii) of this paragraph 1.04(a)(2) within the exercise period of any contemplated option.

     Those actions which require a Committee of outside directors include the same actions as is described in paragraph 1.04(a)(1) except that the employment relationships described in clauses (i), (ii) and (iii) of this paragraph 1.04(a)(2) shall be substituted for the references to director or officer. In addition, the provisions of paragraph 1.04(a)(3) shall apply.

     If an individual who is being considered for a grant of Options is an officer or director and also has an employment status described in clause (i),
(ii) or (iii) of this paragraph 1.04(a)(2), the members of the Committee shall consist of whichever of the following director categories is the more restrictive, non-employee directors as defined in paragraph 1.04(a)(1), or of outside directors as defined in this paragraph 1.04(a)(2).

          (3) In addition to any other limitation, the Committee shall not award to any employee described in clause (i), (ii) or (iii) of paragraph 1.04(a)(2) Options for more than an aggregate of 300,000 shares of Common Stock under this Plan. Further, the number of shares of Common Stock under any Options awarded to such an employee which are thereafter canceled shall continue to count against the maximum number of shares of Common Stock which may be awarded to that employee. In addition, any shares of Common Stock under an Option of such an employee which are later repriced shall be deemed to be the cancellation of the original Option for shares of Common Stock and the grant of a new Option for additional shares of Common Stock for purposes of determining the number of shares of Common Stock awarded to that employee.

     (b) COMMITTEE ACTION. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at a meeting at which a quorum is present, or which is authorized in writing by all members, shall be the action of the Committee. A member participating in a meeting by telephone or similar communications equipment shall be deemed present for this purpose if the member or members who are present in person and the member participating by telephone or similar communications equipment can hear each other.

     (c) AUTHORITY OF THE COMMITTEE. The Committee shall have the power: (1) to determine and designate in its sole and absolute discretion from time to time those employees of the Company and nonemployees who are eligible to participate in the Plan and to whom Options are to be granted pursuant to section 1.05; provided, however, no Option shall be granted after February 20, 2011, the tenth anniversary of the original adoption date of the Plan, as provided by section 1.08; (2) to authorize

                                       2.
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the granting of (i) Options provided by Article 3 which qualify as Incentive
Stock Options within the meaning of Code Section 422 (each an "Incentive Stock Option"), provided that only employees of the Company may be granted Incentive Stock Options, and (ii) Options provided by Article 2 which do not qualify under Code Section 422 (each a "Nonqualified Stock Option"); (3) to determine the number of shares awarded with each Option, subject to limitations provided under sections 1.07 and 3.05 and paragraph 1.04(a)(3); (4) to determine the time or times and the manner when each Option shall be exercisable and the duration of the exercise period, subject to limits provided under sections 2.04 and 3.04; and (5) to impose limitations, restrictions and conditions upon any Option as the Committee shall deem appropriate.

          The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make other determinations and take other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence the Committee may, in its discretion, treat all or any portion of any period during which a Plan participant is on military or an approved leave of absence from the Company as a period of employment of the Plan participant by the Company, as the case may be, for the purpose of accrual of rights under an Option. An interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

     (d) INDEMNIFICATION OF COMMITTEE. In addition to other rights that they may have as members of the Board of Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member's action or failure to act constituted self-dealing, willful misconduct or recklessness; provided that within sixty (60) days after institution of any action, suit or proceeding a Committee member shall in writing offer to the Company the opportunity to handle and defend the same, at the Company's own expense.

1.05. Eligibility for Participation.

      The Committee may select participants in the Plan from officers, directors, employees, consultants and agents who, in the opinion of the Committee, have the capability of making a substantial contribution to the success of the Company. Committee members are eligible for participation. In making this selection and in determining the form and the number of shares awarded with an Option, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.06. Types of Awards Under Plan.

      Awards under the Plan may be in the form of any one or more of the following:

      (i) Nonqualified Stock Options, as described in Article 2; or

      (ii) Incentive Stock Options, as described in Article 3.

1.07. Aggregate Limitation on Awards.

      Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock. The maximum number of shares of Common Stock for which Options may be issued under the Plan shall be 1,000,000 shares, subject to adjustment as provided herein. If any Option granted under the Plan shall terminate, expire or be canceled as to any shares, new Options may thereafter

                                       3.
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be granted under the Plan covering those shares, subject to the limitations imposed under paragraph 1.04(a)(3).

1.08. Term of Plan.

      No Options shall be granted under the Plan after February 20, 2011; provided, however, that the Plan and all Options under the Plan granted prior to that date shall remain in effect until the Options have been satisfied or terminated in accordance with the Plan and the terms of the Options.


                                   ARTICLE 2
                          NONQUALIFIED STOCK OPTIONS

2.01. Award of Nonqualified Stock Options.

      The Committee may from time to time, and subject to the provisions of the Plan and the other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more Options to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date a Nonqualified Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02. Nonqualified Stock Option Agreements.

      The grant of a Nonqualified Stock Option shall be evidenced by a written Nonqualified Stock Option agreement, executed by the Company and the holder of a Nonqualified Stock Option, stating the number of shares of Common Stock subject to the Nonqualified Stock Option evidenced thereby, and in the form as the Committee may from time to time determine.

2.03. Nonqualified Stock Option Price.

      Except as otherwise provided herein in the case of an exchange, the option price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option shall be at least 50% of the fair market value of a share of Common Stock on the date the Option is granted. As used in this Plan, the "fair market value of a share of Common Stock on the date the Option is granted" shall mean
(i) if shares of Common Stock are listed or admitted to trading on any securities exchange, the Nasdaq Stock Market or the Nasdaq SmallCap Market, the closing price, regular way, on the last preceding full business day during which such shares have been sold on or through such exchange or quotation system, or if no sale has taken place within 10 days prior to the date the determination of fair market value is made, the average of the closing bid and asked prices on the last business day ended prior to (and within 10 days of) the date the determination of fair market value is made; (ii) if shares of Common Stock are publicly traded but are not then listed or admitted to trading on any securities exchange, the Nasdaq Stock Market or the Nasdaq SmallCap Market, the average of the closing bid and the asked prices for the shares on the last business day ended prior to (and within 10 days of) the date the determination of fair market value is made, as reported by a reputable quotation source; or (iii) in any other instance, the value of the Common Stock as determined in good faith by the Board of Directors and certified in a board resolution. Notwithstanding the foregoing, if a Nonqualified Stock Option is granted under this Plan in exchange for a stock option granted outside this Plan, the per share exercise price of the Nonqualified Stock Option issued under this Plan may, at the election of the Committee, be the same price as that of the stock option granted outside this Plan which is being exchanged.

2.04. Term and Exercise.

      Each Nonqualified Stock Option shall first be exercisable and/or become exercisable according to the vesting schedule as is determined by the Committee and provided in the Nonqualified Stock Option agreement. Unless the Committee determines otherwise as provided in a Nonqualified Stock Option agreement, Nonqualified Stock Options shall vest in 25 percent increments, with the first 25 percent

                                       4.
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increment being exercisable on or after the first anniversary of the date of the grant and an additional remaining 25 percent increment being exercisable on or after each subsequent anniversary date so that 100% vesting will have occurred on the fourth anniversary of the date of grant; provided that if the participant at the date of grant is an employee of the Company, the employee continues to be employed by the Company on each of those dates. Unless the Committee determines otherwise as provided in a Nonqualified Stock Option agreement, as to a participant who is an employee on the date of grant, vesting terminates once the participant is no longer an employee.

     Each Nonqualified Stock Option shall be for a term of 10 years, subject to earlier termination as provided in section 2.07, 2.08, 2.09 or 2.10, unless the Nonqualified Stock Option agreement expressly provides for a different term, not in excess of 10 years, and/or expressly provides that the provisions of any or all of section 2.07, 2.08, 2.09 or 2.10 shall not apply to cause the Nonqualified Stock Option to earlier terminate. A Nonqualified Stock Option shall not be exercisable after the expiration of its term.

2.05. Manner of Payment.

      Except as may otherwise be permitted under the Option agreement, upon the exercise in respect of any shares of Common Stock subject thereto, the participant shall pay to the Company, in full, the option price for the shares in cash or with shares of Common Stock which have been held by the participant for at least six months or, if the Common Stock is then publicly traded, through either the surrender of immediately exercisable options having a value at the time of exercise equal to the aggregate exercise price of the Options to be exercised or another appropriate method of cashless exercise, as may be determined by the Committee.

2.06. Certificates.

      As soon as practicable after receipt of payment for shares of Common Stock purchased upon the exercise of a Nonqualified Stock Option, the Company shall deliver a certificate or certificates for those shares of Common Stock to the participant. The participant shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

2.07. Death of Participant.

      (a) Unless modified pursuant to Section 2.04, upon the death of the participant, any rights to the extent exercisable on the date of death may be exercised by the participant's estate, or by a person who acquires the right to exercise the Nonqualified Stock Option by bequest or inheritance or by reason of the death of the participant, provided that the exercise occurs within both the remaining effective term of the Nonqualified Stock Option and one year after the participant's death.

      (b) If the participant is an employee, the provisions of this Section shall apply notwithstanding the fact that the participant's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

2.08. Retirement or Disability.

      Unless modified pursuant to Section 2.04, if a participant is an employee, upon termination of the participant's employment by reason of retirement or permanent disability (as each is determined by the Committee), the participant may, within 36 months from the date of termination, exercise any Nonqualified Stock Options to the extent the Options are exercisable during that 36-month period.

2.09  Forfeiture for Cause.

      Unless provided otherwise in the Option agreement or any employment or consulting agreement, which terms shall be controlling over the terms of this
Section 2.09, all Options granted to a participant shall terminate immediately and be forfeited upon the termination of such participant's employment or

                                       5.

engagement for "cause." A termination shall be for "cause" if it is by reason of any of the following: (A) the participant's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing harm to the Company (whether or not for personal gain) or involving acts of moral turpitude, (B) the participant's repeated intoxication by alcohol or drugs during the performance of his or her duties or violation of the Company's or the participant's substance abuse policy, (C) malfeasance in the conduct of the participant's duties involving misuse or diversion of the Company's funds, embezzlement or willful and material misrepresentations or concealments on any written reports submitted to the Company, (D) repeated material failure by the participant to perform the duties of his or her employment or engagement, (E) material failure by the participant to follow or comply with the reasonable and lawful directives of the Board of Directors of the Company or the participant's immediate supervisor, or (F) a material breach by the participant of any written agreement between the participant and the Company, including without limitation the terms of any non-competition, non-solicitation or non-disclosure agreement, whether in the Option agreement or in any other agreement. The Option agreement under which options are awarded to any employee or consultant of the Company or any employment agreement or agreement for services entered into with any consultant may provide for termination of the Option immediately for any reason whatsoever, including for any cause specified. To the extent that any definition of "cause" (or terms or provisions of like import) in any agreement governing participant's employment with or engagement by the Company establishes grounds for termination of participant's employment or engagement, the term "cause" as used in any such agreement shall govern. The Option agreement may also expressly provide that any definition of "cause" used therein shall control over the provisions hereof. A participant may be released from the forfeiture provisions of this section if the Committee determines in its sole discretion that such action is in the best interests of the Company.

2.10. Termination for Other Reasons.

      Unless modified pursuant to Section 2.04, if the participant is an employee, except as provided in sections 2.07, 2.08 and 2.09, the employee's Nonqualified Stock Options shall terminate three months after the termination of the participant's employment.


                                   ARTICLE 3
                            INCENTIVE STOCK OPTIONS

3.01. Award of Incentive Stock Options.

      The Committee may, from time to time and subject to the provisions of the Plan and the other terms and conditions as the Committee may prescribe, grant to any participant in the Plan who is an employee of the Company one or more "incentive stock options" (intended to qualify under the provisions of Code
Section 422) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.
Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its parent or subsidiaries unless the option price per share complies with the requirements set forth in section 3.03.

3.02. Incentive Stock Option Agreements.

      The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in the form as the Committee may from time to time determine.

3.03. Incentive Stock Option Price.

      The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the fair market value of a share of Common Stock on the date the Option is

                                       6.
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granted, unless the option has been granted to an owner, determined with attribution, of 10% or more of the total combined voting power of the Company or any parent or any subsidiary of the Company. In that case, the option price shall be at least 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

3.04. Term and Exercise.

      Each Incentive Stock Option shall first be exercisable and/or become exercisable according to the vesting schedule as is determined by the Committee and provided in the Incentive Stock Option Agreement. Unless the Committee determines otherwise as provided in an Incentive Stock Option Agreement, Incentive Stock Options shall vest in 25 percent increments, with the first 25 percent increment being exercisable on or after the first anniversary of the date of the grant and an additional remaining 25 percent increment being exercisable on or after each subsequent anniversary date so that 100% vesting will have occurred on the fourth anniversary of the date of grant; provided that the employee continues to be employed by the Company on each of those dates. Unless the Committee determines otherwise as provided in an Incentive Stock Option Agreement, vesting terminates once the participant is no longer an employee.

      Each Incentive Stock Option shall be for a term of 10 years (5 years in the case of an award to an owner, determined with attribution, of 10% or more of the total combined voting power of the Company or any parent or any subsidiary of the Company), subject to earlier termination as provided in section 3.06,
3.07 or 3.08, unless the Incentive Stock Option Agreement expressly provides for a different term, not in excess of 10 years, and/or expressly provides that the provisions of any or all of section 3.06, 3.07 or 3.08 shall not apply to cause the Incentive Stock Option to earlier terminate, so long as the modifications shall not cause the Incentive Stock Option granted thereby to cease to qualify as an "incentive stock option" under Code Section 422. An Incentive Stock Option shall not be exercisable after the expiration of its term.

3.05. Maximum Amount of Incentive Stock Option Grant.

      The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to all Incentive Stock Options granted to a participant which are exercisable for the first time by the participant in any calendar year shall not exceed $100,000.

3.06. Death of Participant.

      (a) Unless modified pursuant to Section 3.04, upon the death of the participant, any Incentive Stock Option exercisable on the date of death may be exercised by the participant's estate or by a person who acquires the right to exercise the Incentive Stock Option by bequest or inheritance or by reason of the death of the participant, provided that the exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the participant's death.

      (b) The provisions of this Section shall apply notwithstanding the fact that the participant's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

3.07. Retirement or Disability.

      Unless modified pursuant to Section 3.04, upon the termination of the participant's employment by reason of permanent disability or retirement (as each is determined by the Committee), the participant may, within 36 months from the date of termination of employment, exercise any Incentive Stock Options to the extent the Incentive Stock Options were exercisable at the date of termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Code Section 422 upon the exercise of an Incentive Stock Option will not be available to a participant who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

                                       7.
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3.08  Forfeiture for Cause.

      Unless provided otherwise in the Option agreement or any employment or consulting agreement, which terms shall be controlling over the terms of this
Section 3.08, all Options granted to a participant shall terminate immediately and be forfeited upon the termination of such participant's employment or engagement for "cause." A termination shall be for "cause" if it is by reason of any of the following: (A) the participant's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing harm to the Company (whether or not for personal gain) or involving acts of moral turpitude, (B) the participant's repeated intoxication by alcohol or drugs during the performance of his or her duties or violation of the Company's or the participant's substance abuse policy, (C) malfeasance in the conduct of the participant's duties involving misuse or diversion of the Company's funds, embezzlement or willful and material misrepresentations or concealments on any written reports submitted to the Company, (D) repeated material failure by the participant to perform the duties of his or her employment or engagement, (E) material failure by the participant to follow or comply with the reasonable and lawful directives of the Board of Directors of the Company or the participant's immediate supervisor, or (F) a material breach by the participant of any written agreement between the participant and the Company, including without limitation the terms of any non-competition, non-solicitation or non-disclosure agreement, whether in the Option agreement or in any other agreement. The Option agreement under which options are awarded to any employee or consultant of the Company or any employment agreement or agreement for services entered into with any consultant may provide for termination of the Option immediately for any reason whatsoever, including for any cause specified. To the extent that any definition of "cause" (or terms or provisions of like import) in any agreement governing participant's employment with or engagement by the Company establishes grounds for termination of participant's employment or engagement, the term "cause" as used in any such agreement shall govern. The Option agreement may also expressly provide that any definition of "cause" used therein shall control over the provisions hereof. A participant may be released from the forfeiture provisions of this section if the Committee determines in its sole discretion that such action is in the best interests of the Company.

3.09. Termination for Other Reasons.

      Unless modified pursuant to Section 3.04, except as provided in sections 3.06, 3.07 and 3.08, all Incentive Stock Options shall terminate three months after the termination of the participant's employment.

3.10. Applicability of Nonqualified Stock Options Sections.

      Sections 2.05 and 2.06 hereof shall apply equally to Incentive Stock Options. Those sections are incorporated by reference in this Article 3, but substituting Incentive Stock Option for Nonqualified Stock Option, as though fully set forth herein.


                                   ARTICLE 4
                              LOCK-UP PROVISIONS

4.01. Lock-up Period.

      If the Company may elect to distribute its shares in any initial or follow-on underwritten public offerings, the underwriter may require as a condition of any such offering that certain of the then existing securityholders of the Company agree to a lock-up of the shares of the Company's Common Stock held by them or issuable to them upon the exercise of Options for a period commencing with the filing of a registration statement with the Securities and Exchange Commission and continuing for up to 270 days after the effective date thereof (the "Lock-up Period").

4.02. Restrictions on Disposition.

      It is a condition to the issuance of Options hereunder that, except to the extent permitted herein or otherwise by the Company, no participant in the Plan will be permitted during the Lock-up Period to sell or

                                       8.

otherwise dispose of any shares of Common Stock issued or issuable to such participant upon the exercise of an Option. Without limiting the foregoing, no participant shall be permitted during the Lock-up Period from (i) offering, pledging, announcing the intention to sell, selling, issuing, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, directly or indirectly, any shares, or
(ii) entering into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, this Section 4.02 shall not prohibit any transfer or other disposition by a participant involving (i) a transfer or disposition of shares on his or her death to the participant's estate, executor, administrator or personal representative or to the participant's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution or (ii) a transfer or disposition of shares as a bona fide gift, provided that, in either such event, the transferee, pledgee or other person receiving such shares shall be subject to all of the restrictions set forth in this Article 4 and, if required by the Company, shall agree in writing to be bound by such provisions.

4.03  Restrictive Legend.

      In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the Company's securities are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of the terms of this Section 4.01. The Company may place an appropriate restrictive legend and a stop transfer order restricting a transfer of any shares that would violate the terms of this
Article 4.


                                   ARTICLE 5
                           EXTRAORDINARY TRANSACTIONS

5.01. Change of Control.

      Notwithstanding anything to the contrary contained in this Plan, except to the extent otherwise provided in any Option agreement, upon the occurrence of a Change of Control, all then unvested options shall immediately vest and be exercisable.

     As used in this Section 5.01, the term "Change of Control" means:

     (i) The Company is merged, consolidated or reorganized into or with another corporation or other entity, and as a result of the merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of the corporation or entity immediately after the transaction is held in the aggregate by the holders of Voting Stock immediately prior to the transaction;

     (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other entity and, as a result of the sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of the other corporation or entity immediately after the sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to the sale or transfer;

     (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report or item therein), each as promulgated pursuant to the Exchange Act, disclosing that any Person, other than an Existing Stockholder, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the Voting Stock; or

                                       9.

     (iv) If, during any period of two consecutive years, individuals who at the beginning of that period constitute the Board of Directors of the Company cease for any reason to constitute at least two-thirds (2/3rds) thereof; provided, however, that for purposes of this clause
                             --------  -------
           (iv) each Director of the Company who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least a majority of the Directors of the Company (or a committee of the Board) then still in office who were Directors of the Company at the beginning of that period shall be deemed to have been a Director of the Company at the beginning of that period.

     As used in this Section 5.01, the term "Existing Stockholder" shall mean any Person who is the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the Voting Stock as of the date of the adoption of this Plan.

     As used in this Section 5.01, the term "Person" means any "person" as used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

     As used in this Section 5.01, the term "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of Directors.

5.02. Rights of the Company.

      The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

5.03. Certain Extraordinary Transactions.

      If the Company is merged into or consolidated with another company under circumstances where the Company is not the surviving company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another company while unexercised Options remain outstanding under the Plan, the Board may make any provision as it deems appropriate in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options with new options, stock appreciation rights or stock awards covering the stock of the successor Company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, or may make such awards to the holders as it deems appropriate based on such factors as the exercise price of such Option, the kind and value of the consideration to be received by the Company in any such merger, consolidation, liquidation, or sale and like factors. Any such determination made by the Board or Committee shall be final, binding and conclusive.

                                      10.

                                   ARTICLE 6
                                 MISCELLANEOUS

6.01. General Restriction.

      Each Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Option with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of shares of Common Stock thereunder, the Option may not be consummated in whole or in part unless the listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

6.02. Non-Assignability.

      Unless the Committee determines otherwise as provided in a Nonqualified or Incentive Stock Option Agreement, no Option under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. If not determined otherwise by the Committee, during the life of the recipient, the Option shall be exercisable only by that person or by that person's guardian or legal representative.

6.03. Withholding Taxes.

      Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements to the Company prior to the delivery of any certificate or certificates for the shares. Alternatively, the Company may issue or transfer the shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

6.04. Right to Terminate Employment.

      Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the participant.

6.05. Non-Uniform Determinations.

      The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, number of shares awarded with, and timing of Options, the terms and provisions of Options and the agreements evidencing Options) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not the persons are similarly situated.

6.06. Rights as a Shareholder.

      The recipient of any Option under the Plan shall not have the right to vote or any other rights as a shareholder unless and until certificates for shares of Common Stock are issued to that person. Nothing herein shall entitle the participant to require the Company to register with the SEC any shares of Common Stock issued or issuable to the participant.

                                      11.

6.07. Leaves of Absence.

      The Committee shall be entitled to make rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Option. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any leave of absence on Options under the Plan previously made to any recipient who takes a leave of absence.

6.08. Adjustments.

      In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options previously granted under the Plan, the option price of Options previously granted under the Plan and any and all other matters deemed appropriate by the Committee.

6.09. Amendment of the Plan.

      The Board of Directors of the Company may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify Options under this Plan, except that (i) no such modification of any Option or amendment of the Plan shall affect any participant's rights under an Option previously granted unless the participant consents thereto and (ii) shareholder approval to any amendment of the Plan shall be obtained to the extent required under applicable law or necessary to preserve any federal income tax or other benefit to the Company or the participants.



                                      12.